Exhibit 99.1

Chicken Soup for the Soul Entertainment Reports Fourth Quarter and FULL YEAR Earnings for Fiscal 2022

Fourth quarter revenue was $113.6 million, up 216% year over year

Net loss was $56.3 million, or $2.70 net loss per share; adjusted earnings per share of $0.70; Adjusted EBITDA was $14.7 million, up 59% from the prior year

Announces pricing of $10.8 million Class A common stock equity offering, including $3.8 million from Chicken Soup for the Soul Holdings, LLC

Chicken Soup for the Soul Holdings, LLC commits to future equity investment

Launched Chicken Soup for the Soul AVOD on Roku, expanding digital distribution footprint

Owned and Operated platforms reach 60 million monthly active users (MAU)

Company expands ad-rep business to 20 clients across AVODs and digital-out-of-home (DOOH) networks

Expands international reach through partnership with KC Global Media for AVOD/FAST in Asia

Management to host a live webcast on March 31, 2023, at 8:45 am ET

COS COB, Conn, March 31, 2023 – Chicken Soup for the Soul Entertainment Inc. (Nasdaq: CSSE) – one of the largest providers of premium content to value-conscious consumers, today announced its financial results for the fourth quarter and full year ended December 31, 2022.

“Our fiscal year was one of significant growth for Chicken Soup for the Soul Entertainment – especially with the acquisition of Redbox, which immediately scaled our operations,” said William J. Rouhana, Jr., chairman and chief executive officer of Chicken Soup for the Soul Entertainment. “The company is well positioned for the coming year to take full advantage of the upcoming theatrical slate and the continued increase in viewers of free ad-supported services across our FAST and AVOD platforms. Over 40 major film releases are expected this year – the most since 2019 – with at least one new movie available every week in our kiosks and digitally. This increase in movies means more rentals, more revenue, and more cash flow for the company. We plan to use this cash flow to scale our operations and help pay down debt.”

Fourth Quarter 2022 Financial Summary

•	Net revenue of $113.6 million, compared with $72.4 million in the third quarter of 2022, and $36.0 million in the year-ago period
•	Net loss of $56.3 million compared with a net loss of $20.1 million in the third quarter of 2022, and a net loss of $22.4 million in the year-ago period; $63.8 million net loss before income taxes and preferred dividends, compared with $45.1 million net loss in the third quarter 2022, and $20.2 million net loss in the year-ago period
•	Adjusted EBITDA of $14.7 million, compared with $9.6 million in the third quarter of 2022, and $9.3 million in the year-ago period

Full Year 2022 Financial Summary

•	Net revenue of $252.8 million, compared with $110.4 million in 2021, an increase of 129% year over year
•	Net loss of $111.3 million, compared with $59.4 million in 2021; $139.3 million net loss before income taxes and preferred dividends, compared with a $50.4 million net loss in the full year 2021
•	Adjusted EBITDA of $33.5 million, compared with $21.8 million in 2021, an increase of 53% year over year

Recent Business Highlights

•	On March 31, 2023, priced a $10.8 million Class A common equity offering, which will provide additional working capital, including $3.8 million from Chicken Soup for the Soul Holdings, LLC
•	Chicken Soup for the Soul Holdings, LLC commits to a future equity investment of $16.2 million of Class A common equity through acceptance of Class A common stock in lieu of certain cash fees under existing management and license agreement
•	Grew ad-rep partners to 20 total clients, including AVODs and digital-out-of-home (DOOH) networks
•	Grew MAU reached by our Owned & Operated platforms and ad-rep partners to 80 million, with 60 million MAU reached by CSSE Owned & Operated platforms on average during the last three months
•	Launched the Chicken Soup for the Soul app on Roku
•	Expanded international footprint by partnering with KC Global Media, a leading entertainment network and multichannel operator in Asia, on content licensing and distribution
•	Expanded partnership with leading national value retailer to add 1,000 kiosks nationwide in 2023, and 500 in 2024
•	Rana Naidu: Season 1, an Indian-language series produced by CSSE-owned production company Locomotive Global, was a global top 10 ranked non-English series on Netflix and was ranked number one in India for two weeks straight

•	Expanded FAST channel platform with programming with leading media outlets, including HSN, QVC, and Allen Media Group

Operating loss for the quarter ended December 31, 2022, was $47.1 million, compared with an operating loss of $42.0 million in the third quarter of 2022, and $19.1 million in the year-ago period.

Net loss was $56.3 million, or $2.70 per share, compared with a net loss of $20.1 million, or $1.13 per share, in the third quarter of 2022, and a net loss of $22.4 million, or $1.38 per share in the prior-year period.

Adjusted EBITDA for the quarter ended December 31, 2022, was $14.7 million, compared with $9.6 million in the third quarter of 2022, and $9.3 million in the same period last year.

As of December 31, 2022, the company had $18.7 million of cash and cash equivalents compared with $44.3 million as of December 31, 2021, and net debt of $479.7 million as of December 31, 2022, compared with $54.9 million as of December 31, 2021.

For a discussion of the financial measures presented herein which are not calculated or presented in accordance with U.S. generally accepted accounting principles (“GAAP”), see “Note Regarding Use of Non-GAAP Financial Measures" below and the schedules to this press release for additional information and reconciliations of non-GAAP financial measures.

The company presents non-GAAP measures such as Adjusted EBITDA to assist in an analysis of its business. These non-GAAP measures should not be considered an alternative to GAAP measures as an indicator of the company's operating performance.

Conference Call Information

•	Date & Time: Friday, March 31, 2023, 8:45 a.m. ET.
•	To access a dial-in number, the company encourages participants to register in advance by visiting the following pre-registration link here.
•	Please note that a dial-in option is not available without registering at the provided link.
•	A live webcast of the event will also be available in the “Event Calendar” section under the “News & Events” tab of the Chicken Soup for the Soul Entertainment investor relations website at http://ir.cssentertainment.com.

Conference Call Replay Information

•	A webcast replay will be made available at http://ir.cssentertainment.com/ in the “Event Calendar” section under the “News & Events” tab following the completion of the call.

About Chicken Soup for the Soul Entertainment

Chicken Soup for the Soul Entertainment (Nasdaq: CSSE) provides premium content to value-conscious consumers. The company is one of the largest advertising-supported video-on-demand (AVOD) companies in the US, with three flagship AVOD streaming services: Redbox, Crackle, and Chicken Soup for the Soul. In addition, the company operates Redbox Free Live TV, a free ad-supported streaming television service (FAST), with over 160 channels as well as a transaction video on demand (TVOD) service, and a network of approximately 32,000 kiosks across the US for DVD rentals. To provide original and exclusive content to its viewers, the company creates, acquires, and distributes films and TV series through its Screen Media and Chicken Soup for the Soul TV Group subsidiaries. Chicken Soup for the Soul Entertainment is a subsidiary of Chicken Soup for the Soul, LLC, which publishes the famous book series and produces super-premium pet food under the Chicken Soup for the Soul brand name.

Note Regarding Use of Non-GAAP Financial Measures

Our consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). We use a non-GAAP financial measure to evaluate our results of operations and as a supplemental indicator of our operating performance. The non-GAAP financial measure that we use is Adjusted EBITDA. Adjusted EBITDA (as defined below) is considered a non-GAAP financial measure as defined by Regulation G promulgated by the SEC under the Securities Act of 1933, as amended. Due to the significance of non-cash and non-recurring expenses recognized during the years ended December 31, 2022 and 2021, and the likelihood of material non-cash, non-recurring, and acquisition related expenses to occur in future periods, we believe that this non-GAAP financial measure enhances the understanding of our historical and current financial results as well as provides investors with measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. Further, we believe that Adjusted EBITDA enables our board of directors and management to analyze and evaluate financial and strategic planning decisions that will directly affect operating decisions and investments. We believe this measure is an important indicator of our operational strength and performance of our business because it provides a link between operational performance and operating income. It is also a primary measure used by management in evaluating companies as potential acquisition targets. We believe the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. We believe it helps improve investors’ ability to understand our operating performance and makes it easier to compare our results with other companies that have different capital structures or tax rates. In addition, we believe this measure is also among the primary measures used externally by our investors, analysts and peers in our industry for purposes of valuation and comparing our operating performance to other companies in our industry.

The presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual, infrequent or non-recurring items or by non-cash items. This non-GAAP financial measure should be considered in addition to, rather than as a substitute for, our actual operating results included in our condensed consolidated financial statements.

We define Adjusted EBITDA as consolidated operating income (loss) adjusted to exclude interest, taxes, depreciation, amortization (including tangible and intangible assets), film library amortization and related costs (film library amortization, film library revenue shares and participation costs, theatrical release costs) as well as amortization for certain program rights, acquisition-related costs, consulting fees related to acquisitions, dividend payments, non-cash share-based compensation expense, and adjustments for other unusual and infrequent in nature identified charges, including transition related expenses. Adjusted EBITDA is not an earnings measure recognized by U.S. GAAP and does not have a standardized meaning prescribed by GAAP; accordingly, Adjusted EBITDA may not be comparable to similar measures presented by other companies. We believe Adjusted EBITDA to be a meaningful indicator of our performance that management uses and believes provides useful information to investors regarding our financial condition and results of operations. The most comparable GAAP measure is operating income (loss).

A reconciliation of net loss to Adjusted EBITDA will be provided in the company’s Annual Report on Form 10-K for the year ended December 31, 2022 to be filed on March 31, 2023, under the section thereof entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Reconciliation of Unaudited Historical Results to Adjusted EBITDA.”

Forward-Looking Statements and Available Information

This press release includes forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are statements that are not historical facts. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of management and are not predictions of actual performance. Such assumptions involve a number of known and unknown risks and uncertainties, including but not limited to risks relating to our core strategy, operating income and margin, seasonality, liquidity, including cash flows from operations, available funds, and access to financing sources, free cash flows, revenues, net income, profitability, stock price volatility, future regulatory changes, price changes, ability to achieve and sustain market acceptance of our content streaming services and other content offerings, ability to recruit and retain officers, key employees, or directors, ability to protect our intellectual property, ability to complete and integrate into our existing operations future strategic acquisitions, ability to manage growth, ability to pay dividends and our debt obligations, as well as evolving regulatory or other operational risks, and risks presented by changing general market conditions impacting demand for our services. For a more complete description of these and other risks and uncertainties, please refer to Item 1A (Risk Factors) in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 to be filed with the SEC on March 31, 2023. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by the forward-looking statements contained in this press release. Information regarding the acquisition of Redbox and related transactions is qualified by reference to the Company’s Current Reports on Form 8-K filed with the SEC on May 11, 2022 as amended May 12, 2022, June 6, 2022, August 12, 2022, November 14, 2022 and thereafter from time to time, and all exhibits filed with respect to such reports. The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

###

Contact:

(INVESTOR RELATIONS)

Zaia Lawandow

Chicken Soup for the Soul Entertainment

zlawandow@chickensoupforthesoul.com

(PRESS)

Peter Binazeski

Chicken Soup for the Soul Entertainment

pbinazeski@chickensoupforthesoul.com

Tables Follow

Chicken Soup for the Soul Entertainment, Inc.

Condensed Consolidated Balance Sheets

	December 31,	December 31,
	2022	2021
ASSETS
Cash, cash equivalents and restricted cash	$18,738,395	$44,286,105
Accounts receivable, net of allowance for doubtful accounts of $1,277,597 and $786,830, respectively	113,963,425	60,213,807
Prepaid expenses and other current assets	13,196,180	1,904,273
Operating lease right-of-use assets	16,315,342	—
Content assets, net	126,090,508	63,645,396
Intangible assets, net	305,425,709	30,199,034
Goodwill	260,748,057	39,986,530
Other assets, net	29,401,793	4,774,925
Total assets	$883,879,409	$245,010,070

LIABILITIES AND EQUITY
Accounts payable	$50,960,682	$12,547,652
Accrued expenses	87,817,015	22,094,505
Due to affiliated companies	3,778,936	489,959
Programming obligations	55,883,788	1,641,250
Film library acquisition obligations	39,750,121	24,673,866
Accrued participation costs	28,695,713	12,323,329
Debt, net	479,653,611	54,859,599
Contingent consideration	7,311,949	9,764,256
Put option obligation	11,400,000	11,400,000
Operating lease liabilities	18,079,469	—
Other liabilities	20,800,186	3,616,501
Total liabilities	804,131,470	153,410,917

Equity
Stockholders' Equity:
Series A cumulative redeemable perpetual preferred stock, $.0001 par value, liquidation preference of $25.00 per share, 10,000,000 shares authorized; 4,496,345 and 3,698,318 shares issued and outstanding, respectively; redemption value of $112,408,625 and $92,457,950, respectively	450	370
Class A common stock, $.0001 par value, 140,000,000 shares authorized; 15,621,562 and 8,964,330 shares issued, 13,198,720 and 8,019,828 shares outstanding, respectively	1,559	899
Class B common stock, $.0001 par value, 20,000,000 shares authorized; 7,654,506 shares issued and outstanding, respectively	766	766
Additional paid-in capital	355,185,280	240,609,345
Deficit	(247,752,446)	(136,462,244)
Accumulated other comprehensive income	47,528	571
Class A common stock held in treasury, at cost (2,422,842 and 944,502 shares, respectively)	(28,165,913)	(13,202,407)
Total stockholders’ equity	79,317,224	90,947,300
Noncontrolling interests	430,715	651,853
Total equity	79,747,939	91,599,153
Total liabilities and equity	$883,879,409	$245,010,070

Chicken Soup for the Soul Entertainment, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

	Year Ended December 31,		Three Months Ended December 31,
	2022	2021	2022	2021
Net revenues	$252,810,110	$110,395,466	$113,574,703	$35,966,835
Costs and expenses
Operating	215,820,880	88,933,738	101,493,042	34,400,711
Selling, general and administrative	93,537,386	47,874,241	37,742,322	13,373,621
Amortization and depreciation	20,716,325	5,728,051	11,038,598	1,613,696
Management and license fees	18,400,648	11,039,547	6,941,575	3,596,684
Merger, transaction, and other costs	21,003,791	2,781,507	3,500,000	2,044,647
Total costs and expenses	369,479,030	156,357,084	160,715,537	55,029,359
Operating loss	(116,668,920)	(45,961,618)	(47,140,834)	(19,062,524)

Interest expense	27,840,340	4,831,175	16,848,446	1,297,235
Other non-operating income, net	(5,259,102)	(379,151)	(226,901)	(132,114)
Loss before income taxes and preferred dividends	(139,250,158)	(50,413,642)	(63,762,379)	(20,227,645)
Income tax (benefit) provision	(37,301,242)	66,000	(10,014,403)	7,000
Net loss before noncontrolling interests and preferred dividends	(101,948,916)	(50,479,642)	(53,747,976)	(20,234,645)
Net loss attributable to noncontrolling interests	(404,664)	(73,458)	(56,640)	(82,543)
Net loss attributable to Chicken Soup for the Soul Entertainment, Inc.	(101,544,252)	(50,406,184)	(53,691,336)	(20,152,102)
Less: preferred dividends	9,745,950	9,013,540	2,628,469	2,253,385
Net loss available to common stockholders	$(111,290,202)	$(59,419,724)	$(56,319,805)	$(22,405,487)

Net loss per common share:
Basic and diluted	$(6.45)	$(3.96)	$(2.70)	$(1.38)
Weighted-average common shares outstanding:
Basic and diluted	17,261,460	15,018,421	20,885,719	16,192,422

Chicken Soup for the Soul Entertainment, Inc.

Adjusted EBITDA

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Reported loss per share (GAAP)	$(56,319,805)	(22,405,487)	$(111,290,202)	$(59,419,724)
Preferred dividends	2,628,469	2,253,385	9,745,950	9,013,540
Net (loss) income attributable to noncontrolling interests	(56,640)	(82,543)	(404,664)	(73,458)
Provision for income taxes	(10,014,403)	7,000	(37,301,242)	66,000
Other Taxes	87,106	58,094	408,309	308,720
Interest Expense	16,848,446	1,297,235	27,840,340	4,831,175
Film Library & Program Amortization	23,962,043	11,748,690	66,538,476	35,630,591
Stock-based Compensation	820,523	1,309,888	5,869,711	5,247,807
Reserve for bad debt and video returns	1,262,476	366,321	3,316,112	2,522,629
Amortization and depreciation	12,537,994	2,143,802	23,565,986	7,408,155
Other non-operating income	(226,901)	(132,114)	(4,259,122)	(379,151)
Impairment of assets	12,652,452	11,839,501	12,652,452	11,839,501
Transitional expenses	3,870,493	155,115	7,175,963	560,982
All other nonrecurring costs	6,613,760	693,680	29,610,957	4,267,725
Adjusted EBITDA	$14,666,013	$9,252,567	$33,469,026	$21,824,492